Exhibit 10.21

Execution Version

SIXTH AMENDMENT
TO
SHARE PURCHASE AGREEMENT

This Sixth Amendment to Share Purchase Agreement (this “Sixth Amendment”), dated effective as of May 4, 2020, is by and between ALON PARAMOUNT HOLDINGS, INC., a Delaware corporation (“Seller”), and GCE HOLDINGS ACQUISITIONS, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are from time to time referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Seller and Buyer are parties to that certain Share Purchase Agreement, dated April 29, 2019 (as amended by that certain First Amendment to Share Purchase Agreement, dated September 27, 2019, that certain Second Amendment to Share Purchase Agreement, dated October 4, 2019, that certain Third Amendment to Share Purchase Agreement, dated October 11, 2019, that certain Fourth Amendment to Share Purchase Agreement, dated October 28, 2019, and that certain Fifth Amendment to Share Purchase Agreement, dated March 23, 2020, collectively, the “Purchase Agreement”); and

WHEREAS, Seller and Buyer desire to amend certain provisions of the Purchase Agreement as further described in this Sixth Amendment.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.Definitions.  All capitalized terms used and not defined in this Sixth Amendment shall have the meanings ascribed thereto in the Purchase Agreement unless expressly provided otherwise in this Sixth Amendment, and all rules as to interpretation and usage set forth therein shall apply hereto.

2.Section 1.1 (Definitions).  Section 1.1 of the Purchase Agreement is hereby amended as follows:

(a)by alphabetically adding the following definitions thereto:

“ABPI Conversion” means the conversion of the Company from its organizational form as a Delaware corporation to a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act.

“Assignment of Membership Interests” means the Assignment of Membership Interests to transfer all of Seller’s right, title, and interest in and to the Purchased Shares, effective as of the Closing Date and duly executed by Seller and Buyer, substantially in the form of Exhibit G attached hereto.

“GCEH Operating Agreement” means that certain Fourth Amended and Restated Limited Liability Company Agreement of GCE Holdings

Acquisitions, LLC, a Delaware limited liability company, f.k.a. Global Clean Energy Holdings, LLC, to be executed and delivered at the Closing pursuant to the Call Option Agreement, substantially in the form of Exhibit F-1.

“Incremental Conversion Taxes” means the amount, if any, by which (a) the amount of Taxes incurred by the Seller Indemnitees (including the Company) attributable to the consummation of the Contemplated Transactions taking into account the APBI Conversion, exceeds (b) the amount of Taxes that would have been incurred by the Seller Indemnitees (including the Company) if the Contemplated Transactions had been consummated without the ABPI Conversion and instead an effective, valid and timely election had been made under Section 336(e) of the Code with respect to a sale of all the stock of the Company by Seller to Buyer.

“Industry Track Agreement” means that certain Industry Track Agreement, dated June 7, 2011, by and between Seller and BNSF Railway Company, a Delaware corporation.

“ITA Assignment” means that certain Assignment, Assumption and Amendment of Industry Track Agreement, dated May 4, 2020, by and among Seller, the Company, and BNSF Railway Company, a Delaware corporation.

“Maranatha Easement” means that certain Non-Exclusive Right of Way and Easement, dated July 26, 2019, by and between the Company and TWBB1.

“O&G Indemnity Bond” means that certain Blanket Oil and Gas Indemnity Bond in the amount of $200,000 that Seller has put in place on behalf of the Company in favor of the State of California.

“Supersedeas Bond Letter” means that certain letter to be executed and delivered at the Closing by Alon USA Energy, Inc., an Affiliate of Seller, in favor of Buyer, substantially in the form of Exhibit H.

“Tank Lease” means the tank lease agreement, to be effective immediately after the Closing, substantially in the form of Exhibit I.

“Transition Services Agreement” means the transition services agreement, to be effective immediately after the Closing, substantially in the form of Exhibit J.”

“UIC Bond” means that certain surety bond in the amount of $314,330 that Seller has obtained on behalf of the Company in connection with the application for an EPA permit for a Class I non-hazardous well.”

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(b)by deleting the definition of “Seller Taxes” in its entirety and replacing it with the following:

“Seller Taxes” means any and all Taxes, without duplication, (A) imposed on the Company for any Pre-Closing Tax Period (as determined in accordance with Section 7.2(b) for Straddle Periods); (B) of another Person (including the Seller and its Affiliates) imposed on the Company pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign Law or by reason of the Company having been a member of any consolidated, combined or unitary group (including the Seller Consolidated Group) on or before the Closing Date; (C) of another Person imposed on the Company pursuant to any contractual agreement entered into prior to Closing; (D) of another Person imposed on the Company as a transferee or successor, by Law or otherwise, which Taxes relate to an event or transaction occurring prior to Closing; and (E) attributable to a breach of a representation or warranty in Section 4.12 or a Seller covenant in Section 7.2; provided, however, that (i) Seller shall have no obligation to indemnify the Buyer Indemnitees from and against any Claims and Losses arising out of or related to Taxes described in subclause (A) if such Taxes are attributable to transactions occurring on the Closing Date after the Closing that are outside the ordinary course of business (other than any such transactions specifically contemplated by this Agreement), (ii) Seller Taxes shall not include any Tax liabilities of the Company that actually reduced the Closing Date Payment pursuant to Section 2.5(a)(i)(2), and (iii) Seller Taxes shall not include any Incremental Conversion Taxes.

(c)by deleting the definition of “Section 336(e) Agreement” in its entirety.

(d)by deleting the definition of “Section 336(e) Elections” in its entirety.

3.ABPI Conversion.

(a)As a result of Buyer’s election, Seller shall, on May 6, 2020, cause the Company to convert its organizational form to a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (the “Act”) on the condition that Buyer and Buyer’s lenders confirm in advance of such conversion that Buyer is ready, willing, and able to close the Contemplated Transactions on May 7, 2020. Prior to the date hereof, Buyer has approved the Certificate of Conversion and the Certificate of Formation which Seller shall file pursuant to the Act to consummate the ABPI Conversion. The ABPI Conversion shall be effective prior to the Closing. Seller shall be the sole member of the Company immediately following and as a result of the ABPI Conversion. As part of the ABPI Conversion, the Company shall change its name to “Bakersfield Renewable Fuels, LLC.” Buyer shall reimburse Seller for all filing fees related to the ABPI Conversion including fees incurred to pre-clear or expedite processing of the Certificate of Conversion and the Certificate of Formation with the office of the Secretary of State of Delaware.

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(b)All references in the Purchase Agreement to the “Company” shall be deemed to be references to Alon Bakersfield Property, Inc., a Delaware corporation, and the converted entity resulting from the change in its organizational form pursuant to the ABPI Conversion.

(c)All references in the Purchase Agreement to “Purchased Shares” shall be deemed to be the limited liability company interests of the Company owned by Seller resulting from the ABPI Conversion. Such limited liability company interests shall not be certificated.

(d)Notwithstanding anything to the contrary contained in the Purchase Agreement, (i) Seller shall not have any Obligations related to or arising from the effects of the ABPI Conversion except as expressly set forth in this Sixth Amendment, (ii) Seller has not made and is not making any representations or warranties concerning the ABPI Conversion and none of the representations or warranties of Seller contained in the Purchase Agreement, including Section 4.3, shall include, relate to, arise from, or include any effects from the ABPI Conversion except to the extent expressly set forth in this Sixth Amendment, and (iii) the Company Assumed Liabilities shall include all liabilities and other Obligations arising from or directly related to the Conversion including effects with respect to any contracts, emission credits, or permits held by the Company prior to the ABPI Conversion except to the extent expressly set forth in this Sixth Amendment, but, in the case of Obligations related to Taxes, only to the extent of Incremental Conversion Taxes.

(e)Notwithstanding anything to the contrary contained in this Sixth Amendment or the Purchase Agreement, in the event the Closing has not been completed (including receipt by Seller of the Closing Date Payment) by 3:00 pm Central Time on May 7, 2020, then Seller may elect, in its sole discretion, to file promptly in Delaware all documents and instruments determined by Seller to be necessary or desirable to reverse the ABPI Conversion (including filing a Certificate of Conversion of the Company) to convert the Company’s organizational form back to being a Delaware corporation and Seller shall have no further Obligation for the ABPI Conversion or the Closing.

4.Article II (Purchase and Sale).

(a)Section 2.4(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a)The closing of the Contemplated Transactions (the “Closing”) shall take place at such place as Buyer and Seller may mutually agree, including by electronic exchange of documents and funds, on May 7, 2020. The date of the Closing is referred to in this Agreement as the “Closing Date.”

(b)Section 2.5(a) of the Purchase Agreement is hereby amended as follows:

(i)by deleting Section 2.5(a)(i) in its entirety and replacing it with the following:

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“(i)An amount (the “Closing Date Payment”) equal to the Purchase Price,

(1)plus, an amount equal to Seller’s estimate of pre-paid ad valorem Property Taxes of the Company for the Pre-Closing Tax Period (based upon the most recent property tax bills available),

(2)less, an amount equal to the California cap and trade allowance of Seller as mutually agreed by the Parties, and

(3)plus or minus, as applicable, such other matters as the Parties agree to be added to or deducted from the calculation of the Closing Date Payment,

such Closing Date Payment to be paid by wire transfer of immediately available funds to the account of Seller set forth in Section 2.5(a)(i) of the Seller Disclosure Schedule.”

(ii)by adding the following new subsections to Section 2.5(a) (with the “and” at the end of Section 2.5(a)(vi) deemed deleted and the period at the end of Section 2.5(a)(viii) deemed replaced with “;”):

“(ix) the Assignment of Membership Interests;”

(x)  the GCEH Operating Agreement;

(xi)  the Tank Lease; and

(xii) the Transition Services Agreement.”

(c)Section 2.5(b) of the Purchase Agreement is hereby amended as follows:

(i)by deleting Section 2.5(b)(i) in its entirety and replacing it with the following:

“(i) the Assignment of Membership Interests;”

(ii)by deleting Section 2.5(b)(xii) in its entirety and replacing it with the following:

“(xii) [Reserved]”

(iii)by adding the following new subsections to Section 2.5(b) (with the “and” at the end of Section 2.5(b)(xi) deemed deleted and the period at the end of Section 2.5(b)(xiii) deemed replaced with “;”):

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“(xiv) the Supersedeas Bond Letter;

(xv)the Tank Lease; and

(xvi) the Transition Services Agreement.”

(d)Section 2.6 of the Purchase Agreement is hereby amended by adding the following new subsection thereto:

“(c)Notwithstanding anything to the contrary contained in the ITA Assignment, the Company Assumed Liabilities shall include all Obligations in any way arising out of or related to the Industry Track Agreement, whether or not such Obligations were required to be performed by Seller prior to the Closing Date.”

5.Section 4.1 (Organization and Qualification).  Section 4.1(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a)The Company was a Delaware corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware immediately preceding the ABPI Conversion.”

6.Section 4.4 (Capitalization of the Company).  Section 4.4(a) of the Purchase Agreement is hereby amended by deleting the first sentence of Section 4.4(a) and replacing it with the following:

“Immediately prior to the ABPI Conversion, the authorized capital stock of the Company consisted solely of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares were issued and outstanding.”

7.Section 4.7 (Authorizations).  Section 4.7(a) of the Purchase Agreement is hereby amended by deleting the first sentence of Section 4.7(a) and replacing it with the following:

“(a)The Company possesses, as of the Execution Date, all Authorizations (or has timely applied for the renewal or the issuance of all Authorizations, the granting of which is pending) that are materially necessary to carry on the Business, as currently conducted, all of which, to the extent material to the operation of the Business as currently conducted, are set forth in Section 4.7(a) of the Seller Disclosure Schedule, and, to Seller’s Knowledge, all such Authorizations are in full force and effect.”

8.Section 4.12 (Taxes).  Section 4.12(a) of the Purchase Agreement is hereby amended by adding a new Section 4.12(m) thereto as follows:

“(m)Following the ABPI Conversion and prior to the Closing, (i) Seller is the sole owner of 100% of the equity interests in the Company and (ii)

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the Company has not filed a Form 8832, Entity Classification Election, with the IRS (or any state equivalent).”

9.Article VI (Pre-Closing Covenants).  Article VI of the Purchase Agreement is hereby amended by adding a new Section 6.11 thereto as follows:

“Section 6.11 Maranatha Easement. Notwithstanding anything in Section 6.1 to the contrary, Buyer hereby consents to Seller’s execution of (or the Company’s execution of, as applicable) and delivery of the Maranatha Easement, which shall not be deemed to be in violation of any covenant hereof.”

[Note to GCE: The deletion made by GCE of the provision concerning Credit Support Arrangements is acceptable provided that GCE provides the 3 replacement bonds prior to execution of this Sixth Amendment]

10.Section 7.2 (Tax Matters).Section 7.2 of the Purchase Agreement is hereby amended as follows

(a)by adding the following new subsection to Section 7.2(d):

“(v)Notwithstanding any provision of this Agreement to the contrary, (A) Buyer shall have the right to control and defend any pending or threatened audits, adjustments, claims, examinations, assessments, or other administrative or judicial Proceedings of the Company with the purpose or effect of determining any Incremental Conversion Taxes owed by the Company (including any administrative or judicial review of any claim for refund) and (B) Seller shall have the right to control and defend all other pending or threatened audits, adjustments, claims, examinations, assessments, or other administrative or judicial Proceedings with the purpose or effect of determining any Incremental Conversion Taxes (including any administrative or judicial review of any claim for refund). Seller shall keep Buyer reasonably informed and shall not settle any such Proceeding described in clause (B) without Buyer’s written consent (not to be unreasonably withheld, conditioned, or delayed).”

(b)by deleting Section 7.2(g) in its entirety and replacing it with the following:

“(g)Transfer Taxes. All transfer, documentary, sales, general excise, use, stamp, registration, and other similar Taxes, and all conveyance fees, recording charges, and other fees and charges (including any penalties and interest) (“Transfer Taxes”), incurred in connection with the Contemplated Transactions (other than the ABPI Conversion) shall be borne and paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller when due, and Buyer will file, or cause to be filed all necessary Tax Returns and other documents with respect to all such Transfer Taxes.  Notwithstanding

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any provision of this Agreement to the contrary, Buyer shall bear and pay when due all Transfer Taxes attributable to the ABPI Conversion.”

(c)by deleting Section 7.2(j) in its entirety and replacing it with the following:

“(j) [Reserved].”

(d)by deleting Section 7.2(k)(i) in its entirety and replacing it with the following:

“(i)Buyer shall deliver to Seller, within one hundred and twenty (120) days after the Closing Date, a proposed allocation schedule (the “Allocation Schedule”) allocating the Purchase Price and all other items included in consideration for purposes of Section 1060 of the Code and the Treasury Regulations thereunder among the Assets in accordance with Section 1060 of the Code and the applicable Treasury Regulations promulgated thereunder.”

11.Section 10.3 (Indemnification Procedures for the Benefit of Seller). Section 10.3(a) of the Purchase Agreement is hereby amended (with the “or” at the end of Section 10.3(a)(v) deemed deleted and the period at the end of Section 10.3(a)vi) deemed replaced with “;”) by adding the following new subsections thereto:

“(vii) the O&G Indemnity Bond, to the extent arising after the Closing Date;

(viii) the UIC Bond and the appointment of a corporate trustee for a standby trust; or

(ix) any Incremental Conversion Taxes.”

12.Section 11.3 (Publicity). Section 11.3 of the Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

“Promptly after the Closing Date, Buyer shall be authorized to cause a Form 8-K to be filed with the appropriate Governmental Authority in the form of Exhibit E-1 attached hereto.”

13.Exhibit C.  Exhibit C (Knowledge Individuals) of the Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit C attached to this Sixth Amendment.

14.Exhibit D.  Exhibit D (Areas 1, 2, and 3 Maps) of the Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit D attached to this Sixth Amendment.

15.Exhibit E-1.  Exhibit E-1 (Form of 8-K) to this Sixth Amendment is hereby added as Exhibit E-1 to the Purchase Agreement.

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16.Exhibit F.  Exhibit F (Call Option Agreement) of the Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit F attached to this Sixth Amendment.

17.Exhibit F-1. Exhibit F-1 (GCEH Operating Agreement) to this Sixth Amendment is hereby added as Exhibit F-1 to the Purchase Agreement.

18.Exhibit G.  Exhibit G (Form of Assignment of Membership Interests) to this Sixth Amendment is hereby added as Exhibit G to the Purchase Agreement.

19.Exhibit H.  Exhibit H (Form of Supersedeas Bond Letter) to this Sixth Amendment is hereby added as Exhibit H to the Purchase Agreement.

20.Exhibit I.  Exhibit I (Form of Tank Lease Agreement) to this Sixth Amendment is hereby added as Exhibit I to the Purchase Agreement.

21.Exhibit J.  Exhibit J (Form of Transition Services Agreement) to this Sixth Amendment is hereby added as Exhibit J to the Purchase Agreement.

22.Schedule 6.2(g).  Schedule 6.2(g) (Credit Support Arrangements) of the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 6.2(g) attached to this Sixth Amendment.

23.Schedule 7.4.  Schedule 7.4 (Multi-Site Contracts) of the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 7.4 attached to this Sixth Amendment.

24.Schedule 7.12.  Schedule 7.12 (Cleaning Plan) of the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 7.12 attached to this Sixth Amendment.

25.Seller Disclosure Schedule 1.1(a).  Section 1.1(a) (Excluded Intellectual Property) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 1.1(a) attached to this Sixth Amendment.

26.Seller Disclosure Schedule 1.1(c).  Section 1.1(c) (Pipeline Assets) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 1.1(c) attached to this Sixth Amendment.

27.Seller Disclosure Schedule 1.1(d).  Section 1.1(d) (Seller Officers and Directors) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 1.1(d) attached to this Sixth Amendment.

28.Seller Disclosure Schedule 2.7.  Section 2.7 (Excluded Assets) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 2.7 attached to this Sixth Amendment.

29.Seller Disclosure Schedule 4.5(d).  Section 4.5(d) (Leased Real Property) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.5(d) attached to this Sixth Amendment.

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30.Seller Disclosure Schedule 4.6(a).  Section 4.6(a) (Material Contracts) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.6(a) attached to this Sixth Amendment.

31.Seller Disclosure Schedule 4.6(b).  Section 4.6(b) (Material Company Contracts) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.6(b) attached to this Sixth Amendment.

32.Seller Disclosure Schedule 4.6(c).  Section 4.6(c) (Seller Contracts) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.6(c) attached to this Sixth Amendment.

33.Seller Disclosure Schedule 4.7.  Section 4.7 (Authorizations) of the Seller Disclosure Schedule is hereby is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.7 attached to this Sixth Amendment.

34.Seller Disclosure Schedule 4.9.  Section 4.9 (Proceedings and Orders) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.9 attached to this Sixth Amendment.

35.Seller Disclosure Schedule 4.10(a).  Section 4.10(a) (Compliance with Environmental Laws) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.10(a) attached to this Sixth Amendment.

36.Seller Disclosure Schedule 4.10(b).  Section 4.10(b) (Environmental Permits and Compliance Plans) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.10(b) attached to this Sixth Amendment.

37.Seller Disclosure Schedule 4.10(c).  Section 4.10(c) (Environmental Matters) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.10(c) attached to this Sixth Amendment.

38.Seller Disclosure Schedule 4.12.  Section 4.12 (Taxes) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced with the Seller Disclosure Schedule 4.12 attached to this Sixth Amendment.

39.Instrument of Amendment.  Seller and Buyer acknowledge and agree that this Sixth Amendment constitutes a written amendment signed by each Party to the Purchase Agreement and fulfills the requirements of an amendment contemplated by Section 11.1 of the Purchase Agreement.  Upon the effectiveness of this Sixth Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Purchase Agreement as modified by this Sixth Amendment. To the extent of any conflict between this Sixth Amendment and any other amendments to the Purchase Agreement, this Sixth Amendment shall control.

40.Ratification.  Except as otherwise set forth herein, the Purchase Agreement is hereby ratified, confirmed and approved in all respects.

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41.Entire Agreement.  This Sixth Amendment (which term shall be deemed to include the annexes, schedules and disclosure schedules hereto), the Purchase Agreement (which term shall be deemed to include the annexes, schedules and disclosure schedules thereto and the other certificates, documents and instruments delivered thereunder), as amended from time to time, and the other Transaction Documents constitute the entire agreement among the Parties and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

42.Constructions, Etc. This Sixth Amendment shall be governed by all provisions of the Purchase Agreement, unless the context otherwise requires, including all provisions concerning construction, enforcement, notices, governing law, waiver of jury trial and arbitration.

43.Governing Law.  This Sixth Amendment and the rights and obligations of the Parties hereto shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.

44.Expenses.  All fees, costs and expenses incurred by Seller or Buyer in negotiating this Sixth Amendment, conducting the non-binding discussions contemplated herein or consummating the transactions contemplated by this Sixth Amendment shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

45.Counterparts.  This Sixth Amendment may be executed in multiple counterparts and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signed counterparts of this Agreement may be delivered by facsimile and by scanned pdf image.

46.Assignment of Share Purchase Agreement.  Immediately subsequent to the execution of this Sixth Agreement, Buyer desires to assign, convey, and otherwise transfer all of Buyer’s right, title, and interest in and to the Purchase Agreement to BKRF OCB, LLC, a Delaware limited liability company and Affiliate of Buyer, pursuant to an Assignment and Assumption of Share Purchase Agreement mutually agreed upon among all of the parties thereto including Seller. Such transfer and assignment shall be effective immediately subsequent to the execution of this Sixth Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Sixth Amendment to be duly executed by their respective authorized representative(s) effective as of the day and year first written above.

“Seller”

ALON PARAMOUNT HOLDINGS, INC.

By:	/s/ FREDEREC GREEN

Name:	Frederec Green
Title:	EVP

By:	/s/ MARK PAGE

Name:	Mark Page
Title:	EVP

[Signature Page to Sixth Amendment to Share Purchase Agreement]

“Buyer”

GCE HOLDINGS ACQUISITIONS, LLC

By:	/s/ RICHARD PALMER

Name:	Richard Palmer
Title:	President and CEO

[Signature Page to Sixth Amendment to Share Purchase Agreement]

EXHIBIT C

KNOWLEDGE INDIVIDUALS

[See attached.]

EXHIBIT D

AREAS 1, 2 AND 4 MAPS

[See attached.]

EXHIBIT E-1

FORM OF 8-K

[See attached.] 1

1 The Form 8-K shall be mutually agreed upon by the Parties prior to the Closing.

EXHIBIT F

FORM OF CALL OPTION AGREEMENT

[See attached.]

EXHIBIT F-1

FORM OF GCEH OPERATING AGREEMENT

[See attached.]

EXHIBIT G

FORM OF ASSIGNMENT OF MEMBERSHIP INTERESTS

[See attached.]

EXHIBIT H

FORM OF SUPERSEDEAS BOND LETTER

[See attached.]

EXHIBIT I

FORM OF TANK LEASE AGREEMENT

[See attached.]

EXHIBIT J

FORM OF TRANSITION SERVICES AGREEMENT

[See attached.]